UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2007

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors.

On April 25, 2007, upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors of Sun Microsystems, Inc. ("Sun"), Sun's Board elected Michael E. Marks to the Board, effective immediately. Upon his election, Mr. Marks was granted an option to purchase 10,000 shares of Sun's common stock pursuant to Sun's 1988 Directors' Stock Option Plan. The option vests at a rate of 25% per year over four years and has a five-year term. Mr. Marks was not appointed to any of the Board's committees at this time.

In connection with a private placement transaction between Sun and KKR Private Equity Investors, L.P. ("KKR") in January 2007, Sun agreed to appoint one person to its Board nominated by KKR, provided such person is qualified and suitable to serve under all applicable Company policies and guidelines and other regulatory requirements, meets the independence requirements of the NASDAQ Stock Market and is otherwise acceptable to the Board in its good faith discretion (the "Membership Requirements"). For so long as KKR continues to have ownership rights as to at least $350 million principal amount of the notes purchased by KKR or until the occurrence of other specified events, KKR shall have the right to select a successor designee in the event the designee ceases to serve on the Board for any reason, and the Company shall nominate the KKR designee for election at its annual meeting of stockholders, provided the Membership Requirements are met. Mr. Marks, who is a senior advisor to KKR, is KKR's nominee.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws.

On April 25, 2007, the Board of Directors of Sun voted to amend Section 3.2 of Sun's Bylaws, effective immediately, to increase the size of the Board from ten members to eleven members.   A copy of Sun's Bylaws, as amended, is attached to this Report as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.    Other Events

On April 25, 2007 the Leadership Development and Compensation Committee of the Board of Directors of Sun amended Sun's 1988 Directors' Stock Option Plan (the "Directors' Plan"). Prior to the amendment, the Directors' Plan provided that each outside director shall be granted a non-qualified stock option to purchase 20,000 shares of common stock upon initial appointment to the Board, unless the outside director is a partner, officer or director of an entity (an "Equity Investor") with an equity investment in Sun (an "Equity Investor Affiliate"), in which case the outside director shall only be granted a non-qualified stock option to purchase 10,000 shares of common stock upon initial appointment to the Board. The amendment expanded the list of Equity Investor Affiliates to include any outside director who is a "representative of" an Equity Investor.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number 3.2 - Bylaws, as amended April 25, 2007.

Exhibit Number 10.1 - 1988 Directors' Stock Option Plan, as amended April 25, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: April 30, 2007	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	1988 Directors' Stock Option Plan, as amended April 25, 2007
EX-3.2	Bylaws, as amended April 25, 2007